Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
(203) 614-5600
www.frontier.com

Frontier Communications to Release Second-Quarter 2012 Results and Host Call

STAMFORD, Conn., July 9, 2012 -- Frontier Communications Corporation  (NASDAQ: FTR) plans to release second-quarter 2012 results on Tuesday, July 31, 2012 after the market closes and to host a conference call that day at 4:30 P.M. Eastern Time.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=114880

A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern Time, July 31, 2012 at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 1556446.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers broadband, voice, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,500 employees are based entirely in the United States.  More information is available at www.frontier.com

INVESTOR CONTACT:	MEDIA CONTACT:
Gregory Lundberg	Brigid Smith
VP, Investor Relations & Assistant Treasurer	AVP Corp. Communications
(203) 614-5044	(203) 614-5042
greg.lundberg@ftr.com	brigid.smith@ftr.com

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